UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): 07/01/2006

Unitrin, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-18298

DE	95-4255452
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

One East Wacker Drive, Chicago, IL 60601

(Address of Principal Executive Offices, Including Zip Code)

312-661-4600

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in the Report

Item 8.01. Other Events

In its Current Report on Form 8-K dated June 30, 2006, the Company described the terms, effective July 1, 2006, of the three layers of the annual catastrophe reinsurance program for its Unitrin Kemper Auto and Home segment. The Company also disclosed that it may purchase additional catastrophe reinsurance for its Unitrin Kemper Auto and Home program, depending on future market conditions. The Company has purchased additional coverage for the upper layer of the reinsurance program. Following this purchase, such layer now provides reinsurance coverage of approximately 80 percent of reinsured catastrophe losses of $100 million above a retention of $150 million. The reinsurance coverage and retentions of the other two layers remain unchanged. Accordingly, effective July 1, 2006, the annual program covering the Unitrin Kemper Auto and Home provides the following reinsurance coverage.

Range of Catastrophe Losses	Percentage Reinsured
Less than or equal to $40 Million	0%
Greater than $40 million, but less than or equal to $70 million	65%
Greater than $70 million, but less than or equal to $150 million	88%
Greater than $150 million, but less than or equal to $250 million	80%

The aggregate annual premium, excluding reinstatement premium, for all layers is approximately $19.5 million.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: July 6, 2006	By:	/s/ Eric J. Draut
Eric J. Draut
Executive Vice President and
Chief Financial Officer